UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of Earliest Event Reported):

February 17, 2012 (April 15, 2011)

DGSE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd., Dallas, Texas	75229
(Address of Principal Executive Offices)	(Zip Code)

(972) 484-3662
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 15, 2011, DGSE Companies, Inc. (the “Company”) filed its 2010 Annual Report on Form 10-K (the “2010 Form 10-K”), which disclosed the description and amount of certain adjustments made to restate the quarterly financial statements reflected in the Company’s Quarterly Reports on Form 10-Q for the periods ending June 30, 2010 and September 30, 2010, respectively.  In the 2010 Form 10-K, the Company adjusted inventory, customer deposits and accounts payable to accurately reflect these balances as of June 30, 2010 and September 30, 2010 (collectively, the “Accounting Adjustments”).

Investors should rely upon the definitive audited 2010 Financial Statements in the 2010 Form 10-K and the unaudited quarterly financial statements reflected in the Company’s Quarterly Reports on Form 10-Q for the periods ending June 30, 2011 and September 30, 2011, respectively. Investors should no longer rely upon the unaudited quarterly financial statements reflected in the Company’s Quarterly Reports on Form 10-Q for the period ending June 30, 2010 and September 30, 2010, respectively.

The Company converted to a new accounting system during the three month period ended June 30, 2010. The introduction of this new accounting system caused certain process and reporting errors which were discovered during the annual audit process working in conjunction with management and officers of the Company to determine the nature, amount and cause of the errors which resulted in the aforementioned Accounting Adjustments.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: February 17, 2012	By:	/s/ William H. Oyster
William H. Oyster
Chairman & Chief Executive Officer